Exhibit 99.1

Guidance Software Reports 2009 Fourth Quarter and Year End Results

•	Revenue Increases 9 Percent Sequentially

•	Q4 2009 non GAAP EPS $0.01

•	Deferred Revenues Reach Record Levels

•	Q4 2009 Cash Flow from Operations of $7.3 million

PASADENA, Calif., February 17, 2010 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID) The World Leader in Digital Investigations™ today reported its financial results for the fourth quarter and year ended December 31, 2009.

For the fourth quarter of fiscal 2009, Guidance Software reported total revenue of $20.8 million, an increase of $1.8 million, or 9 percent, from the third quarter of fiscal 2009. Product revenue was $10.2 million in the fourth quarter of 2009, an increase of $1.7 million, or 20 percent, from the third quarter. Services and maintenance revenue was $10.6 million compared to $10.5 million in the third quarter. For the fourth quarter of fiscal 2008 total revenue was $25.2 million, product revenue was $14.2 million, and services and maintenance revenue was $11.0 million.

For the year ended December 31, 2009, total revenue was $74.9 million compared to $91.5 million for the year ended December 31, 2008.

The Company experienced strong growth in the number of new EnCase® Enterprise customers added during the fourth quarter, as well as the overall number of deals closed during the quarter. “We continued to make substantial progress in the fourth quarter, particularly compared to the first half of the year, and are pleased to report another quarter of sequential revenue growth. Together with a fresh slate of products scheduled for 2010, including Version 4 of EnCase eDiscovery, the industry’s first fully integrated eDiscovery solution, and the continued benefits from our reduced cost structure, we are well positioned for growth in 2010,” said Victor Limongelli, President and CEO of Guidance Software.

For the fourth quarter of fiscal 2009, the Company reported a GAAP net loss of $0.6 million, or ($0.02) per share, compared to a GAAP net loss of $2.2 million, or ($0.09) per share, in the third quarter of fiscal 2009. For the fourth quarter of fiscal 2008, GAAP net loss was $1.6 million, or ($0.07) per share.

On a non-GAAP basis, excluding share-based compensation and restructuring costs, the Company reported pre-tax net income of $0.2 million, or $0.01 per share, in the fourth quarter of 2009. For the fourth quarter of fiscal 2008 non-GAAP pre-tax net income was $1.2 million, or $0.05 per share.

For the year ended December 31, 2009, the Company reported a GAAP net loss of $13.9 million, or ($0.60) per share, compared to a net loss of $10.6 million, or ($0.46) per share, for the prior year. Excluding share-based compensation and restructuring expenses, non-GAAP pre-tax loss for the year ended December 31, 2009 was $8.1 million, or ($0.35) per share, compared to non-GAAP pre-tax income of $347,000, or $0.01 per share, in the prior year. For 2008, non-GAAP pre-tax income excludes share-based compensation.

“In addition to achieving our fourth quarter financial targets, the Company generated $7.3 million in cash from operations for the quarter and finished the year with a very strong balance sheet,” said Barry Plaga, Chief Financial Officer of Guidance Software. “The Company had cash and cash equivalents of $36.6 million and no debt as of December 31, 2009, while deferred revenue increased to a record $36.1 million, an increase of $2.8 million over the previous year.”

Fourth Quarter 2009 Highlights

•

The Company added 48 new EnCase Enterprise customers in the fourth quarter of 2009 as compared to 41 in the fourth quarter of 2008; the total number of EnCase Enterprise customers gained over the life of the product now exceeds 800, including over half of the Fortune 100 and over twenty-five percent of the Fortune 500.

•

The Company also added 19 new EnCase eDiscovery customers in the fourth quarter of 2009, compared to 29 in the comparable period in 2008. Of the 19 new EnCase eDiscovery customers, 15 chose a perpetual license (compared to 15 in 2008) and 4 selected the Company’s flexible Pay-Per-Use pricing option (compared to 14 in 2008). The total number of EnCase eDiscovery customers since the product’s release now exceeds 220, including 20 percent of the Fortune 100. In addition to the 19 new EnCase eDiscovery customers, two pre-existing Pay-Per-Use customers converted to perpetual licenses in Q4.

•	In December 2009, the Company announced a business alliance with KMPG LLP to offer services that leverage Guidance Software’s EnCase eDiscovery software and KPMG’s Forensic Technology Services.

•

In January 2010, the Company announced the anticipated release in the second quarter of 2010 of Version 4 of EnCase eDiscovery, the industry’s first fully integrated eDiscovery solution. It will provide customers’ legal and IT teams with one integrated software solution that delivers all of the functionality that organizations desire for in-house electronic discovery, including:

•	Legal Hold

•	Pre-collection Analytics

•	Identification, Preservation, and Collection

•	Processing, Analysis, and Early Case Assessment

•	First-Pass Review

Financial Outlook:

For 2010, the Company is expecting revenue growth of approximately 8-12 percent over 2009, reaching $80-$84 million, and expects non-GAAP, pre-tax earnings per share to be approximately breakeven.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (888) 695-0608 (North America) or (719) 325-2191 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (719) 457-0820, passcode 6187144, available from 7:00 pm eastern time, February 17, 2010 through midnight eastern time, February 23, 2010.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the Company’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable.

There are also risks that the Company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Company’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The Company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 30,000 licensed users of the EnCase® technology worldwide, the EnCase Enterprise platform is used by over half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase has been honored with industry awards and recognition from Law Technology News, KMWorld, Government Security News, and Law Enforcement Technology. For more information about Guidance Software, visit www.guidancesoftware.com.

Source: Guidance Software

Rasmus van der Colff

626-229-9191 x107

Investor Relations

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Product revenue	$10,234	$14,159	$34,068	$48,245
Services and maintenance revenue	10,556	10,998	40,822	43,221

Total revenues	20,790	25,157	74,890	91,466

Cost of revenues:
Cost of product revenue	819	916	2,793	3,143
Cost of services and maintenance revenue	4,350	5,647	17,898	22,805

Total cost of revenues	5,169	6,563	20,691	25,948

Gross profit	15,621	18,594	54,199	65,518

Operating expenses:
Selling and marketing	9,087	10,212	36,475	39,714
Research and development	3,628	3,558	14,225	13,022
General and administrative	2,917	4,923	13,497	18,054
Depreciation	1,069	1,026	4,427	4,098

Total operating expenses	16,701	19,719	68,624	74,888

Operating loss	(1,080)	(1,125)	(14,425)	(9,370)

Interest income and other, net	44	75	120	741

Loss before income taxes	(1,036)	(1,050)	(14,305)	(8,629)

Income tax provision (benefit)	(465)	567	(380)	1,967

Net loss	$(571)	$(1,617)	$(13,925)	$(10,596)

Net loss per share	$(0.02)	$(0.07)	$(0.60)	$(0.46)

Shares used in per share calculation - basic	22,961	23,255	23,093	23,160

Shares used in per share calculation - diluted	22,961	23,255	23,093	23,160

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation and restructuring expense	$190	$1,194	$(8,060)	$347

Non-GAAP income (loss) before income taxes per share excluding share-based compensation and restructuring expense	$0.01	$0.05	$(0.35)	$0.01

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(571)	$(1,617)	$(13,925)	$(10,596)

Add:
Income tax provision	(465)	567	(380)	1,967

Restructuring expense	—	—	302	—

Share-based compensation expense (including payroll taxes paid by the Company)	1,226	2,244	5,943	8,976

Non-GAAP income (loss) before income taxes excluding share-based compensation expense and restructuring expense	$190	$1,194	$(8,060)	$347

Per share non-GAAP loss before income taxes excluding share-based compensation expense and restructuring expense:
Basic	$0.01	$0.05	$(0.35)	$0.01

Diluted	$0.01	$0.05	$(0.35)	$0.01

Shares used in per share calculations:
Basic	22,961	23,255	23,093	23,160

Diluted	22,961	23,255	23,093	23,160

Detail of Share-based Compensation Expense:
Cost of product revenue	5	6	23	36
Cost of service and maintenance revenue	213	461	1,098	1,788
Selling and marketing	425	774	1,992	2,923
Research and development	305	371	1,320	1,433
General and administrative	278	632	1,510	2,796

Total share-based compensation expense	1,226	2,244	5,943	8,976

Detail of Restructuring Expense:
Cost of product revenue	—	—	13	—
Cost of service and maintenance revenue	—	—	89	—
Selling and marketing	—	—	98	—
Research and development	—	—	—	—
General and administrative	—	—	102	—

Total Realignment Expenses	—	—	302	—

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2009	September 30, 2009	December 31, 2008
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,585	$30,237	$36,006
Trade receivables, net	16,932	20,467	24,993
Prepaid expenses, inventory and other current assets	2,233	2,310	2,356

Total current assets	55,750	53,014	63,355

Long-term assets:
Property and equipment, net	12,835	13,628	15,041
Other assets	434	434	448

Total long-term assets	13,269	14,062	15,489

Total assets	$69,019	$67,076	$78,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,226	$2,552	$3,826
Accrued liabilities	4,143	5,799	5,953
Capital lease obligations	75	45	115
Deferred revenue	32,336	29,457	30,004

Total current liabilities	39,780	37,853	39,898

Long-term liabilities:
Rent incentives	1,929	2,086	2,523
Capital lease obligations	96	21	48
Deferred revenue	3,752	4,262	3,281

Total long-term liabilities	5,777	6,369	5,852

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	62,683	61,339	56,622
Treasury stock	(2,080)	(1,915)	(312)
Accumulated deficit	(37,164)	(36,593)	(23,239)

Total stockholders’ equity	23,462	22,854	33,094

Total liabilities and stockholders’ equity	$69,019	$67,076	$78,844

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Operating Activities:
Net loss	$(571)	$(1,617)	$(13,925)	$(10,596)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	1,069	1,026	4,427	4,098
Provision (benefit) for doubtful accounts	(150)	180	(252)	1,407
Share-based compensation	1,226	2,244	5,943	8,976
Excess tax benefit from share-based compensation	—	(168)	—	(168)
Deferred taxes	—	—	—	1,386
Loss on disposal of assets	1	18	1	90
Changes in operating assets and liabilities:
Trade receivables	3,685	809	8,313	(5,307)
Prepaid expenses, inventory & other current assets	77	336	137	548
Accounts payable	1,356	(491)	(86)	(1,503)
Accrued liabilities	(1,812)	(1,243)	(2,402)	(830)
Deferred revenue	2,370	3,419	2,803	6,084

Net cash provided by operating activities	7,251	4,513	4,959	4,185

Investing Activities:
Purchase of marketable debt securities	—	—	—	(9,947)
Sale of marketable debt securities	—	5,000	—	9,947
Purchase of property and equipment	(839)	(2,508)	(2,576)	(5,980)
Proceeds from sale of property and equipment	6	—	6	—

Net cash provided by (used in) investing activities	(833)	2,492	(2,570)	(5,980)

Financing Activities:
Proceeds from the exercise of stock options	118	—	118	962
Repurchases of common stock	(164)	(61)	(1,768)	(312)
Principal payments on capital lease obligations	(24)	(106)	(160)	(608)
Excess tax benefit from share-based compensation	—	168	—	168

Net cash provided by (used in) financing activities	(70)	1	(1,810)	210

Net increase (decrease) in cash and cash equivalents	6,348	7,006	579	(1,585)

Cash and cash equivalents at beginning of period	30,237	29,000	36,006	37,591

Cash and cash equivalents at end of period	$36,585	$36,006	$36,585	$36,006